UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
_______________________
Date of Report (Date of earliest event reported): February 13, 2013

PLEXUS CORP.
________________________________________________________________________
(Exact name of registrant as specified in its charter)
Wisconsin                 001-14423                 39-1344447
(State or other jurisdiction             (Commission             (I.R.S. Employer
of incorporation)                File Number)             Identification No.)
One Plexus Way, Neenah, Wisconsin                 54956
(Address of principal executive offices)          (Zip Code)

Registrant’s telephone number, including area code:
(920) 969-6000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On February 13, 2013, John L. Nussbaum, the non-executive Chairman of the Board of Directors of Plexus Corp. (the “Company”), retired from the Board. The Company previously announced Mr. Nussbaum’s intention to retire in its Current Report on Form 8-K, dated November 14, 2012.
Item 5.07     Submission of Matters to a Vote of Security Holders.

The Company held its 2013 Annual Meeting of Shareholders on February 13, 2013 (the “Annual Meeting”). Below are the voting results from the Annual Meeting:
Proposal 1:    The nine management nominees for election to the Board of Directors were elected by the Company’s shareholders with the following votes:

Director’s Name	Authority Granted to Vote “For”	Authority Withheld
Ralf R. Boër	29,852,901	909,836
Stephen P. Cortinovis	29,999,234	763,503
David J. Drury	29,469,189	1,293,548
Dean A. Foate	29,613,636	1,149,101
Rainer Jueckstock	30,676,567	86,170
Peter Kelly	29,914,356	848,381
Phil R. Martens	29,852,072	910,665
Michael V. Schrock	29,763,584	999,153
Mary A. Winston	29,908,738	853,999
* * *
Broker non-votes:    2,676,692 in the case of each director

Proposal 2:     The Company’s shareholders ratified the selection of PricewaterhouseCoopers LLP as the Company’s independent auditors for fiscal 2013 with the following votes:

For: 32,877,277        Against: 542,743        Abstain: 19,409

Broker non-votes: 0

Proposal 3:    The advisory proposal to approve the compensation of the Company’s named executive officers, as disclosed in “Compensation Discussion and Analysis” and “Executive Compensation” in the Company’s Proxy Statement for the Annual Meeting, received the following votes:

For: 29,484,036        Against: 1,224,086        Abstain: 54,615

Broker non-votes: 2,676,692

* * * * *

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 14, 2013	PLEXUS CORP.
(Registrant)

	By:	/s/ Angelo M. Ninivaggi
Angelo M. Ninivaggi
Senior Vice President, General Counsel,
Corporate Compliance Officer and
Secretary

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